Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS FIRST AMENDMENT TO AGREEMENT OF LEASE (this “First Amendment”) is made as of the 21st day of April, 2005, by and between Wynn Las Vegas, LLC (“Lessor”) and Stephen A. Wynn (“Lessee” and, together with Lessor, the “Parties”).

RECITALS:

A. The Parties have entered into an Agreement of Lease dated as of January 10, 2005 (the “Lease”), under which Lessee is to lease a luxury suite (the “Suite”) in Lessor’s Wynn Las Vegas luxury casino and resort hotel (the “Resort”). By its terms, the Lease is to commence on the earlier of the date Lessee occupies the Suite or the date the Resort opens to the public.

B. Because of the time and effort being expended in connection with the opening of the Resort, Lessee is not prepared and will not be able to move out of his current residence and into the Suite until on or about July 1, 2005. The Parties therefore mutually desire to postpone the commencement date of the Lease to the earlier of the date Lessee occupies the Suite or July 1, 2005.

NOW, THEREFORE, the Parties agree as follows:

1. Section 2 of the Lease is hereby amended and restated to read in its entirety as follows:

“2. Term. The initial term of this Lease shall be for the twelve month period commencing on the earlier of the date Lessee occupies the suite or July 1, 2005, and continuing for consecutive twelve month periods thereafter from year to year unless terminated by (i) either party giving notice of that party’s intent to terminate, in a signed writing to the other party at the address set forth after its or his name in the preamble to this Lease, at least 90 days prior to the last day of the initial term or renewal term, as applicable, or (ii) Lessee’s death.”

2. Except as modified by this First Amendment, all of the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above. This First Amendment is subject to and shall become effective only upon approval by the Audit Committee of Wynn Resorts, Limited.

WYNN LAS VEGAS, LLC, a Nevada limited liability company,

By:	/s/ Marc D. Schorr	/s/ Stephen A. Wynn
Name:	Marc. D. Schorr	STEPHEN A. WYNN
Title:	President